Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

For immediate release



                        AMENDMENT TO PREVIOUS INVITATION
                 Q3 2002 RESULTS PRESENTATION - November 6 2002

Basingstoke, UK - November 5 2002 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY; TSX: SHQ) will announce third quarter 2002 earnings on November 6 2002. Please note that time and dial-in information listed below replaces all previous information.

   Results announcement time:               11:00am GMT / 6:00am ET
   Conference call time:                    12:30pm GMT / 7:30am ET

Live analyst presentation and conference call:
Dr James Cavanaugh, Chairman; Rolf Stahel, Chief Executive; Angus Russell, Group Finance Director and Dr Wilson Totten, Group R&D Director will host the investor and analyst meeting and live conference call at 12.30pm GMT/7.30am ET. The venue for the meeting will be at the offices of Financial Dynamics - Holborn Gate, 26 Southampton Buildings, London WC2A 1PB.

Please RSVP claire.rowell@fd.com (T: +44 (0)20 7269 7285).

Live conference call:
The details of the live conference call are as follows:

PLEASE NOTE NEW PHONE NUMBERS HAVE BEEN ISSUED

  UK dial in                   +44(0)20 8240 8243
  US / Canada dial in          +1 952 556 2829
  Password                     Shire

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for 2 weeks. Details are as follows:

  UK dial in              +44(0)20 8288 4459
  Pin code                524512

  US dial in              +1 703 736 7336
  Pin code                524512

  Webcast Replay          www.shire.com, in the investor relations section

                                       End


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For further information please contact:

Global (outside US & Canada)
Clea Rosenfeld - Investor Relations                    +44 (0)1256 894 160
US & Canada
Gordon Ngan - Investor Relations                       +1 450 978 7942

Notes to editors

Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on three therapeutic areas - central nervous system disorders (CNS), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and Biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the company's website: www.shire.com

THE "SAFE HARBOUR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The statements in this press release that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event that such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, patents, government regulation and approval, and other risks and uncertainties detailed from time to time in periodic reports produced by Shire, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.